Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 of Fennec Pharmaceuticals Inc. (the “Company”) of our report dated March 26, 2025, relating to the consolidated financial statements as of December 31, 2024 and 2023, and for each of the years then ended, which appears in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

/s/ Haskell & White LLP

HASKELL & WHITE LLP

Irvine, California

November 18, 2025